CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders

Wells Fargo Variable Trust

We consent to the use of our reports dated February 24, 2015, with respect to the financial statements of Wells Fargo Advantage VT Discovery Fund, Wells Fargo Advantage VT Index Asset Allocation Fund, Wells Fargo Advantage VT International Equity Fund, Wells Fargo Advantage VT Intrinsic Value Fund, Wells Fargo Advantage VT Omega Growth Fund, Wells Fargo Advantage VT Opportunity Fund, Wells Fargo Advantage VT Small Cap Growth Fund, Wells Fargo Advantage VT Small Cap Value Fund, and Wells Fargo Advantage VT Total Return Bond Fund (collectively referred to as the Wells Fargo Advantage Variable Trust Funds), nine of the funds comprising the Wells Fargo Variable Trust, as of December 31, 2014, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

April 27, 2015